UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 29, 2018

JPMorgan Chase & Co.
(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

270 Park Avenue, New York, New York		10017
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective January 30, 2018, Daniel Pinto (55), Chief Executive Officer of its Corporate & Investment Bank, and Gordon Smith (59), Chief Executive Officer of Consumer & Community Banking, have been appointed Co-Presidents and Co-Chief Operating Officers of JPMorgan Chase & Co. (“JPMorgan Chase” or the “Firm”), continuing to report to Jamie Dimon (61), as Chairman and Chief Executive Officer. A copy of the press release relating to this announcement is attached hereto as Exhibit 99.1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
JPMorgan Chase’s Board of Directors (the “Board”) has adopted amendments to the Firm’s By-laws, effective January 30, 2018 (as so amended, the “By-laws”), to provide that the officers of the Firm shall include one or more Presidents who shall be elected by the Board and to remove the requirement that any President of the Firm must be a member of the Board.

The foregoing description of the amendments to the By-laws is qualified in its entirety by reference to the full text of the By-laws, a copy of which (marked to show changes from the prior version) is attached as Exhibit 3.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description of Exhibit
3.1	By-laws of JPMorgan Chase & Co., as amended, effective January 30, 2018
99.1	JPMorgan Chase & Co. Press Release dated January 29, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan Chase & Co.
(Registrant)

By:	/s/ Molly Carpenter
Molly Carpenter
Corporate Secretary

Dated:	January 30, 2018

3